AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Offering Circular Dated: February 19, 2026

American Lithium Minerals, Inc

Maximum Total Offering $20,000,000

Up to $8,000,000 of Offering Amount Available in Units (80,000,000 Units)
Up to $12,000,000 of Offering Amount Available in Shares Upon
Exercise of Warrants (120,000,000 Shares)

Each Unit Includes 1 Share of Common Stock, plus 1 Warrant to Purchase 1.5 Shares of Common Stock. The Warrant will be exercisable at $0.10 per share until expiration at 12/31/2028.

American Lithium Minerals, Inc (the “Company”) is offering the following securities on a “best efforts” basis:

  • 80,000,000 Units, including 1 Share of Common Stock with $0.001 par value and a Warrant to purchase 1.5 shares of Common Stock (the “Warrants”) exercisable at $0.05 per share until expiration at 12/31/2028.
  • 120,000,000 shares of Common Stock to be made available upon exercise of the Warrants Included in the Units within this Offering

All of the securities made available in this Offering shall be called the Offering Securities.” Since there is no minimum amount of securities that must be purchased, all investor funds will be available to the company (and selling security holders as applicable) upon commencement of this Offering and no investor funds will be returned if an insufficient number of securities are sold to cover the expenses of this Offering and provide net proceeds to the company.

The minimum purchase requirement per investor is $1,000; however, the Company can waive the minimum requirement on a case-by-case basis in its sole discretion. The Company expects to commence the sale of the Offered Securities as of the date on which the Offering Statement (“Offering Statement”) of which this Offering Circular is a part, is qualified by the United States Securities and Exchange Commission (the “SEC”).

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At the time of this Offering, the Company’s stock trades under the symbol AMLM on the OTC market.

A maximum of $20,000,000 of Offered Securities will be offered worldwide. No sales of Offered Securities or Selling Securities Holder Securities will be made anywhere in the world prior to the qualification of the Offering Statement by the SEC in the United States. All Offered Securities will be initially offered in the jurisdiction at the same U.S. dollar price that is set forth in this Offering Circular.

	Price to Public	Underwriting Discount and Commissions (1)	Proceeds to Issuer	Proceeds to Other Persons
Per Unit	$0.10	$0.00	$0.10	$0.00
Per Share Upon Warrant Exercise	$0.10	$0.00	$0.10	$0.00

(1) We are not currently using commissioned sales agents or underwriters.

These are speculative securities. Investing in our securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 7.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

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TABLE OF CONTENTS

Item 1. Cover Page of Offering Circular	1
Item 2. Table of Contents	2
Item 3. Summary and Risk Factors	5
Item 4. Dilution	10
Item 5. Plan of Distribution and Selling Security Holders	12
Item 6. Use of Proceeds to Issuer	13
Item 7. Description of Business	15
Item 8. Description of Property	13
Item 9. Management's Discussion and Analysis of Financial Condition	14
Item 10. Directors, Executive Officers and Significant Employees	15
Item 11. Compensation on Directors and Executive Officers	16
Item 12. Security Ownership of Management and Certain Securityholders	17
Item 13. Interest of Management and Others in Certain Transactions	18
Item 14. Securities Being Offered	19
Item 15. Financial Statements	F-1
EXHIBITS
Item 16. Index To Exhibits	25
Item 17. Exhibit Description	25
SIGNATURES	26

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THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKANG STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

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OFFERING CIRCULAR SUMMARY

The following summary highlights selected information contained in this Offering Circular. This summary does not contain all the information that may be important to you. You should read this entire Offering Circular carefully, including the sections titled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statement and the related notes included elsewhere in this Offering Circular, before making an investment decision. Unless the context otherwise requires, the terms “American Lithium Minerals, Inc”, “the Company,” “Se,” “us” and “our” in this Offering Circular refer to American Lithium Minerals, Inc.

OUR COMPANY

American Lithium Minerals, Inc is a United States company. American Lithium Minerals explores for lithium in Nevada. It intends to expand its exploration and acquisition for mineral properties worldwide. It is also developing the use of Real World Asset Tokens to provide capital for mining. Its current project is the Sarcobatus Lithium property comprised of 1,780 acres of mining claims in Central Nevada. American Lithium Minerals, Inc. was incorporated in the State of Nevada on March 10, 2005. Since its inception, the Company has acquired mineral rights to mining properties in North America and explored for minerals.

THE OFFERING

Issuer	American Lithium Minerals, Inc
Securities Offered:

Investors in this Offering will have the opportunity to purchase the following securities.

  80,000,000 Units, including 1 Share of Common Stock with $0.001 par value and a Warrant to purchase 1.5 shares of Common Stock (the “Warrants”) exercisable at $0.10 per share until expiration at 12/31/2028.
  120,000,000 shares of Common Stock to be made available upon exercise of the Warrants Included in the Units within this Offering

Common Stock Outstanding Before the Offering:	68,717,592 Common Shares
Common Stock Outstanding After the Offering:	268,717,592.00 Common Shares
Minimum number of Securities to be sold in this Offering:	No minimum number of securities to be sold in this offering
Market for the Common Securities:	The Company’s stock currently trades under the symbol AMLM on OTC.
Term of Offering:	The Company is offering its securities directly to the public on a best-efforts basis
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Use of proceeds:	Proceeds from the sales of Units or from the exercise of Warrants within the Units into Common Stock included in this Offering will be used as set forth below:

The Company intends to use the net proceeds from the Units sold within this offering, estimated at approximately $20,000,000, primarily to advance its strategic growth initiatives and strengthen its financial position. Of this amount, approximately $14,000,000 is expected to be allocated toward the acquisition of additional lithium and mineral projects, supporting the Company’s goal of expanding its property portfolio and identifying high-potential exploration opportunities. An additional $4,000,000 is designated for general working capital purposes, providing the flexibility to fund operational expenses, administrative costs, and early-stage project evaluation activities.

The remaining $2,000,000 of the proceeds will be applied to project underwriting. Management believes that this allocation of funds will enable the Company to achieve key near-term milestones, including expansion of its asset base and advancement of its business strategy, while maintaining sufficient liquidity to support ongoing operations.
Risk factors:	Investing in our securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your
investment. You should carefully consider the information set forth in the “Risk Factors” section of this Offering Circular.

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RISK FACTORS

An investment in our securities involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing our securities in this offering. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties that we are unaware of may also become important factors that adversely affect our business. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

We may not successfully execute our business plan to generate revenue and create a sustainable growth trajectory

We have not generated significant revenues to date. Our ability to generate revenue and grow our revenue will depend, in part, on our ability to execute on our business plan, and expand our client base and business model in a timely manner. We may fail to do so. A variety of factors outside of our control could affect our ability to generate revenue and our revenue growth.

We may encounter unanticipated obstacles in the execution of our business plan

The Company’s business plans may change significantly. Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

We may experience quarterly fluctuations in our operating results due to a number of factors which make our future results difficult to predict and could cause our operating results to fall below expectations

Our quarterly operating results may fluctuate due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Factors that may affect our quarterly results include but not limited to: operating costs, our ability to hire, train and retain key personnel, developing new products/services and expanding new market. Based upon all the factors described above, we have a limited ability to forecast our future revenue, costs and expenses, and as a result, our operating results may fall below our estimates from time to time.

Our operation depends significantly on key personnel and management

The Company’s success will be particularly dependent upon our executive management. Our dependence upon key personnel to operate our business puts us at risk of a loss of expertise if they leave us. If we are not able to retain the existing highly qualified management, we may not be able to successfully execute our business strategy. Effective management of targeted growth shall require expanding the company’s management and financial controls, hiring additional appropriate personnel.

We may continue to be controlled by a small number of securities holders with interests that differ from other securities holders

As of the date of this Offering Circular, the majority of equity in the company is held by a relatively small group of people. Ownership by managers, officers, and/or directors pre offering is 15% of the company. Therefore, the current managers, officers and/or directors, by nature of their ownership, now and potentially in the future could be in a position to control American Lithium Minerals, Inc’s business and affairs including certain significant corporate actions. Their interests may differ from the interests of other shareholders.

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We will likely face significant competition

We will compete with other large well-established companies with greater financial resources and well-established marketing and sales teams to promote business and drive sales. With technology and compliance costs on the rise, running any type of business similar to ours is very costly. The competition may prevent the Company from effectively becoming engaged in certain markets.

Market risks and general economic conditions might cause significant risks and uncertainties

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates. The management believes that certain catalysts such as economic slowdowns, uncertain energy prices, and/or accelerating inflation could hurt the Company’s prospects. A global economic slowdown will create further obstacles for our Company.

We may not raise sufficient funds to execute our business model

If the gross offering proceeds of $20,000,000 is realized, the Company believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s business plans. If only a fraction of this Offering is sold, or if certain assumptions contained in management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business and may need additional financing or other capital investment to fully implement the Company’s business plans.

We may encounter risks associated with our expansion

As we expand, we will likely need to reconstruct our financial allocations, and potential divert funds from our core business. Any errors or lapses in this process could adversely affect our position in the market. All of the risks associated with the expansion of operations may be have an adverse effect on the company’s present and prospective business activities.

Compliance with current and future regulations could affect our business

Our industry is subject to a vast array of rules and regulations from a wide variety of regulatory agencies, and they apply not only to the Company but also the companies with which we do business. Failure to comply with applicable laws and regulations could harm our business and financial results. In addition to potential damage to our reputation and our clients’ confidence, failure to comply with the various laws and regulations, as well as changes in laws and regulations or the manner in which they are interpreted or applied, may result in civil and criminal liability, damages, fines and penalties, increased cost of regulatory compliance and restatements of our financial statements. Additionally, future changes to laws or regulations, or the cost of complying with such laws, regulations or requirements, could also adversely affect our business and results of operations.

We may encounter certain risks associated with website security

Protecting of customers’ information is a key responsibility of the Company. We have been dedicated to constantly improve our website security to address the protection of our customers’ information and records. This includes protecting against any possible threats or hazards to the security as well as against any unauthorized access to our customers’ information. Any breach in the Company’s website security, whether international or unintentional, could cause our customers to lose their confidence in our website and hurt our company’s reputation. Additionally, breaches of our users’ personal information could lend to regulatory fines for noncompliance or even possible lawsuit.

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As we do not have an escrow or trust account with this subscription, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

There is limited liquidity in the public market for our securities

Our shares currently trade in the Over The Counter Market and not on a major exchange. As a result, there is limited liquidity in the second market for our shares. At any time, there may cease to be any buyers for our shares in the second market. It can be difficult for prospective purchasers of our shares to invest in the second market due to broker dealer restrictions and investor suitability requirements. Our goal is to eventually qualify to have our shares traded on the NYSE or NASDAQ, but there can be no guarantee of this occurring.

In the event that our shares remail publicly traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

Depending on market fluctuations, our Common Stock could be considered a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our Common Stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

We have established no minimum offering of our securities

Because there is no minimum offering of our securities, purchasers in this offering may be one of a few to purchase our securities and management’s plans for the offering proceeds may not bd met in which case the purchasers may lose their entire investment.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can make a gain on any investment in the Company

We do not intend to pay any dividends for the foreseeable future. Further, to the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our Common Stock.

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We expect to encounter specific industry risks

American Lithium Minerals operates in a sector characterized by significant volatility, uncertainty, and long project development timelines, which present substantial risks to investors. The lithium market is subject to pronounced price cycles driven by shifts in electric vehicle and energy storage demand, changes in government policies, and periods of oversupply or deficit, any of which can negatively affect project economics, profitability, and asset valuations. In addition, the Company may face challenges in securing sufficient capital on acceptable terms to fund exploration, development, and potential production activities, particularly in an environment where large upfront capital expenditures, rising operating costs, and investor scrutiny of returns can constrain access to equity and debt financing.

The lithium industry is also exposed to heightened environmental, social, and regulatory risks, including increasing scrutiny of water usage, waste management, land disturbance, and impacts on local communities and ecosystems in areas where lithium is extracted. Stricter environmental regulations, prolonged permitting processes, or community opposition could delay, restrict, or increase the cost of the Company’s projects, or in some cases prevent development altogether. Moreover, lithium supply chains and refining capacity are highly concentrated in a limited number of countries, creating geopolitical, trade, and logistics risks that could disrupt access to processing, affect input costs, or limit the Company’s ability to bring products to market on competitive terms.

We expect to encounter specific risks related to our position in the market

American Lithium Minerals is subject to significant capital availability and financing risks that may adversely affect its business, prospects, and ability to execute its strategy. As an early-stage company focused on mineral and lithium-related assets, the Company will likely require substantial additional capital over time to fund project acquisitions, exploration, permitting, and potential development activities, and there is no assurance that such capital will be available on favorable terms or at all. If equity or debt financing cannot be obtained when needed, the Company may be forced to delay, scale back, or abandon planned projects, sell assets at unattractive prices, or accept highly dilutive or costly financing structures, any of which could materially impact shareholder value.

In addition, the Company faces risks associated with limited or non-existent current revenues, reliance on external financing to fund operations, and potential cost escalations related to exploration, regulatory compliance, and professional and administrative expenses. The Company may also encounter risks related to competition for attractive lithium and mineral properties, dependence on key personnel, and exposure to adverse changes in market conditions for lithium and other minerals, including price volatility and changing demand dynamics. These factors, individually or in combination, could impair the Company’s ability to achieve its business objectives, maintain adequate liquidity, or continue as a going concern.

DILUTION

The price of the current offering is set as follows:

  $0.10 per Unit, including 1 Share of Common Stock with $0.001 par value and a Warrant to purchase 1.5 shares of Common Stock (the “Warrants”) exercisable at $0.10 per share until expiration at 12/31/2028.
  120,000,000 shares of Common Stock to be made available upon exercise of the Warrants are included in the Units within this Offering

If you invest in our securities, your interest will be diluted.

Dilution represents the difference between the offering price and the net tangible book value per Common Shares immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the Company’s arbitrary determination of the offering price of the Units being offered. Dilution of the value of the securities you purchase is also a result of the lower book value of the Common Shares held by our existing securities holders.

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American Lithium Minerals, Inc has 68,717,592 Common Shares outstanding as of 11/23/2025. The following table demonstrates the dilution that new investors will experience relative to the company’s net tangible book value of $2,161,366 based on 68,717,592 Common Shares as of 01/20/2026.

The table represents three scenarios: $5,000,000 raised from this offering, $20,000,000 raised from this offering and a fully subscribed $20,000,000 raised from this offering. This table assumes that in each scenario the same percentage of securities being made available directly from the issuer as those securities being offered by existing securities holders are sold relative to the overall number of securities being made available in each of these respective groups.

Dilution Per Share

*The table below assumes that the Warrants included with the Units have no independent market value as of the date of this Offering. It also assumes that at each dilution level, the warrants within each unit have been exercised and the underlying common shares included within this Offering have been issued.

	If 25% of Securities Sold	If 50% of Securities Sold	If 100% of Securities Sold
Average Price Per Newly Issued Common Share in this Offering	$0.10	$0.10	$0.10
Book Value Per Common Share Before Offering	$0.031	$0.031	$0.031
Book Value Per Common Share After Offering	$0.039	$0.042	$0.045
Increase (Decrease) in Book Value Per Common Share	$0.007	$0.010	$0.013
Dilution Per Common Share to New Investors	$0.011	$0.008	$0.005
Dilution Per Common Share by Percentage	22.00%	16.00%	10.00%

The following table summarizes the difference between the existing securities holders and the new investors with respect to the number of Common Shares of common stock purchased, the total consideration paid, and the average price per share paid, if maximum offering price of reached.

Average Price Per Common Shares

	Common Shares Issued		Total Consideration
	Number of Common Shares	Percent	Amount	Percent	Average Price Per Share
Existing Shareholders	68,717,592	25.57%	$16,764,788	63%	$0.24
New Investors	200,000,000	74.43%	$20,000,000	37%	$0.10
TOTAL	268,717,592	100%	$36,764,788	100%	$0.14

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PLAN DISTRIBUTION AND SELLING SECURITY HOLDERS

We are offering the following securities:

  80,000,000 Units, including 1 Share of Common Stock with $0.001 par value and a Warrant to purchase 1.5 shares of Common Stock (the “Warrants”) exercisable at $0.10 per share until expiration at 12/31/2028.
  120,000,000 shares of Common Stock to be made available upon exercise of the Warrants Included in the Units within this Offering

All of the above securities are being offered on a “best efforts” basis.

Further, the collective securities mentioned are being offered directly by the Company to investors who meet the suitability standards set forth herein and on the terms and conditions set forth in this Offering Circular. All subscribers will be instructed by the company or its agents to transfer funds by wire or ACH transfer directly to the company account established for this Offering or deliver checks made payable to American Lithium Minerals, Inc

The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) the date at which the offering is terminated by us in our sole discretion, but in no event for more than one year from the date that the Offering is qualified with SEC. We may undertake one of more closings on a “rolling” basis. After each closing, funds tendered by investors will be available to the Company. Upon closing, funds tendered by investors will be made available to us for our use.

We will use our existing website, www.americanmineralresources.com, to provide notification of the Offering. Persons who desire information may be directed to a website owned and operated by an unaffiliated third party (www.glassboxlaw.com) that provides technology support to issuers engaging in Regulation A offerings.

No dividends to purchasers of our offered securities are assured, nor are any returns on, or of, a purchaser’s investment guaranteed. Dividends are subject to our ability to generate positive cash flow from operations. All dividends are further subject to the discretion of our board of directors. It is possible that we may have cash available for dividends, but our board of directors could determine that the reservation, and not distribution, of such cash by our Company would be in our best interest.

You will be required to complete a subscription agreement in order to invest. We may be required to rely on pursuing private financing options in order to continue operations if it takes some time for us to raise funds in this offering

SELLING SECURITY HOLDERS

The table below represents all of the Officers, Directors and 5%+ Owners of the Company that have included Units for sale in this Offering.

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Security Holder Name	Type and Class of Securities Held	Total Number of Securities Held Pre-Offering	Total Securities Included for Sale in This Offering	Total Securities Held Post-Offering If All Available Securities Are Sold	Total Value of Securities Included in Offering	Total Number of Securities Acquirable In Class
none	none	0	0	0	$0	0

Total Securities Being Offered by the Selling Security Holders designated above in This Offering: 0 Common Shares

Percentage of Pre-Offering Securities Being Offered by Selling Securities Holders in This Offering: NA

USE OF PROCEEDS TO ISSUER

The Company estimates that the net proceeds after all offering expenses will be approximately $20,000,000 if:

  We can sell 80,000,000 Units, including 1 Share of Common Stock with $0.001 par value and a Warrant to purchase 1.5 shares of Common Stock (the “Warrants”) exercisable at $0.10 per share until expiration at 12/31/2028.
  120,000,000 shares of Common Stock to be made available upon exercise of the Warrants Included in the Units within this Offering

General Proposed Use of Funds:

The Company intends to use the net proceeds from this offering, estimated at approximately $20,000,000, primarily to advance its strategic growth initiatives and strengthen its financial position. Of this amount, approximately $14,000,000 is expected to be allocated toward the acquisition of additional lithium and mineral projects, supporting the Company’s goal of expanding its property portfolio and identifying high-potential exploration opportunities. An additional $4,000,000 is designated for general working capital purposes, providing the flexibility to fund operational expenses, administrative costs, and early-stage project evaluation activities.

The remaining $2,000,000 of the proceeds will be applied to project underwriting. Management believes that this allocation of funds will enable the Company to achieve key near-term milestones, including expansion of its asset base and advancement of its business strategy, while maintaining sufficient liquidity to support ongoing operations.

Objectives Targeted:

The primary objective of American Lithium Minerals in its proposed use of funds is to advance the Company’s strategic growth through the expansion of its asset base and the strengthening of its financial foundation. By allocating a significant portion of the offering proceeds toward project acquisitions, the Company seeks to identify and secure additional lithium and mineral properties that have the potential to enhance long-term resource development opportunities. These acquisitions are intended to position the Company competitively within the growing lithium sector, where demand for battery-grade materials continues to increase.

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In addition, the allocation of funds to working capital and underwriting costs is designed to ensure that the Company remains adequately financed to support ongoing operations, fulfill regulatory and corporate obligations, and pursue early-stage exploration and evaluation activities. Overall, the objective is to build a diversified portfolio of high-quality mineral assets while maintaining the operational flexibility needed to execute the Company’s business plan effectively and create long-term value for shareholders.

Targeted Impact on Profitability and/or Enterprise Value:

The funds sought through this offering are intended to enhance American Lithium Minerals’ profitability and enterprise value by expanding its portfolio of lithium and mineral assets and advancing projects with near-term revenue potential. By allocating a significant portion of the proceeds toward acquiring high-quality exploration and income-generating properties, the Company expects to strengthen its resource base and create opportunities for future production or strategic partnerships. These acquisitions are expected to increase the Company’s asset value, improve its market position within the lithium supply chain, and support long-term revenue growth.

Additionally, a portion of the proceeds dedicated to working capital will provide the Company with the financial flexibility necessary to advance early-stage exploration, conduct feasibility studies, and manage corporate operations efficiently. Together, these planned uses of funds are designed to support the Company’s transition from an early-stage exploration enterprise toward a revenue-generating and value-building organization, thereby increasing both profitability prospects and overall enterprise valuation.

The distribution of our use of net proceeds is listed as follows if the maximum offering amount is raised,

USE NAMES	If 100% of Units Sold	Percentage
Project Acquisitions	$14,000,000	70.00%
Project Underwriting	$2,000,000	10.00%
Capital Expenditures	$0	0.00%
Research & Development	$0	0.00%
Payment of Prior Debts	$0	0.00%
Working Capital	$4,000,000	20.00%
TOTAL	$20,000,000	100%

1 See the accompanying notes to the Use of Proceeds Table.

Notes to the Use of Proceeds Table

1. The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another category, and we will have broad discretion in doing so. Pending these uses, we may invest the net proceeds of this offering in short-term, interest-bearing securities.

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2. The Company, without limitation, may hold cash or invest in cash equivalents for short-term investments. Among the cash equivalents in which the Company may invest are: (i) obligations of the U.S. Government, its agencies or instrumentalities or governmental agencies of other developed nations; (ii) commercial paper; and (iii) repurchase agreements, money market mutual funds, any certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation or other similar banks.

3. While not presently contemplated, the Company may also enter into repurchase and reverse repurchase agreements involving any preceding instruments, as well as invest in money market mutual funds.

4. The Company also expects to use the net proceeds from this Offering for working capital, capital expenditures, the repayment of outstanding debt, estimated memorandum and/or offing portal preparation, filing, printing, legal, accounting and other fees and expenses related to the Offering, marketing, sales and product development.

5. No amount of the proceeds are currently assigned to acquire assets outside of the ordinary course of business; however, asset acquisition is planned as part of our growth strategy. If we acquire assets in the future, we may use a material amount of the proceeds for the acquisition.

DESCRIPTION OF BUSINESS

Overview

American Lithium Minerals, Inc was incorporated in the State of Nevada on 03/10/2005 as a c-corporation. American Lithium Minerals explores for lithium in Nevada. It intends to expand its exploration and acquisition for mineral properties worldwide. It is also developing the use of Real World Asset Tokens to provide capital for mining. Its current project is the Sarcobatus Lithium property comprised of 1,780 acres of mining claims in Central Nevada. American Lithium Minerals, Inc. was incorporated in the State of Nevada on March 10, 2005. Since its inception, the Company has acquired mineral rights to mining properties in North America and explored for minerals.

Business Lines

American Lithium Minerals explores for lithium in Nevada. It intends to expand its exploration and acquisition for mineral properties worldwide. It is also developing the use of Real World Asset Tokens to provide capital for mining. Its current project is the Sarcobatus Lithium property comprised of 1,780 acres of mining claims in Central Nevada. American Lithium Minerals, Inc. was incorporated in the State of Nevada on March 10, 2005. Since its inception, the Company has acquired mineral rights to mining properties in North America and explored for minerals.

Development History & Primary Products/Services

American Lithium Minerals explores for lithium in Nevada. Its current project is the Sarcobatus Lithium property comprised of 1,780 acres of mining claims in Central Nevada. American Lithium Minerals, Inc. was incorporated in the State of Nevada on March 10, 2005. Since its inception, the Company has acquired mineral rights to mining properties in North America and explored for minerals. The Company intends to expand its exploration and acquisition for mineral properties worldwide.

Prior Financial Impairment

NA

Prior Restructuring and/or Major Asset Sales

NA

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Potential Changes to Special Characteristics

American Mineral Resources (OTC: AMLM) is a dynamic holding entity focused on consolidating in-ground mining assets and innovating through blockchain technology. Our strategy centers on acquiring undervalued projects in gold and other metals, while introducing an RWA token suite for enhanced investor access and asset liquidity.

Marketing and Sales Strategies

Our long-term vision is clear:

to create an interoperable ecosystem where every asset — from a Nevada gold vein to a lithium deposit — can be securely acquired, transparently tokenized, and efficiently traded.

By merging the credibility of public markets with the agility of blockchain infrastructure, AMR stands at the frontier of a new financial paradigm — one rooted in real value, sustainability, and innovation.

Industry Analysis and Trends

The company is tapping into a demand for critical minerals and intends to develop a portfolio of assets in gold, lithium and rare earth elements.

The Competition

There are companies that have portfolios in minerals but AMLM is unique in developing a portfolio that will be backed by RWA tokens.

Company Management and Employees

Senior Management

At the present time, the individuals below are actively involved in the management of the Company.

(i) Frank Kristan, CEO whose key responsibilities are making major corporate decisions, managing the overall operations of our company, creating and implementing strategies to grow the business and communicating between the corporate operations.

(ii) Frank Kristan, CFO whose key responsibilities are overseeing our company’s financial condition and capital structure, and presenting and reporting financial information, and implementing the company’s financial forecasting.

(iii) Frank Kristan, COO whose key responsibilities are managing operational issues within the organization to make sure that our company as well as our employees are complying with regulatory requirements and internal policies and procedures.

Employees

As of the date of publication of this offering Circular, our company had 1 full time employees and 1 part time employees. From time to time we have other part time employees. Our company believes that its relationship with its employees is good. Over the next couple years, we are planning to recruit more high-qualified candidates to meet the needs to our business expansion, and we have access to a large pool of qualified candidates.

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Government Regulation

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our products and services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name, products, services or website. We do intend to trademark any of our future product or service names, our company logo and any other logo we create.

Description of Property

The Company does not own any real property such as land, buildings, physical plants or other material physical properties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this Offering Circular (“prospectus”). Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Description of Financial Condition

American Lithium Minerals, Inc. (the “Company”) was incorporated in the State of Nevada on March 10, 2005. Since its inception, the Company has acquired mineral rights to mining properties in North America and explored for minerals. The Company’s activities since 2009 have focused on lithium exploration in Central Nevada, where its Sarcobatus lithium exploration project is located. In addition, the Company has acquired and divested cobalt, nickel, and graphite prospects in Central Nevada and rare earth elements (REE) projects in Kingman, Arizona and Southeast Illinois.

Factors Affecting Income

In the event that the Company is able to open one or more of its mines and bring it into production, the likely products would be a lithium compound and / or a rare earth concentrate. There is a worldwide market for these commodities, although the market is not as well developed as the markets for more traditional commodities such as gold, silver, lead and zinc.

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The Company may also sell or joint venture one or more of the mining properties. The likely market would be another junior mining company or a lithium battery / electrical vehicle manufacturer located in Nevada or California.

Material Changes in Sales or Revenues

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset's expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company's overall strategy with respect to the manner or use of the acquired assets or changes in the Company's overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company's stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Liquidity and Company Resources

Current Liquidity

While the Company is attempting to expand operations and generate revenues, the Company's cash position may not be significant enough to support the Company's daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues.

Capital Commitments

The company is development a portfolio of interests in mining projects. The company has not made any material capital commitments.

Plan of Operations for Non-Revenue-Generating

In the 12 months following the offering the company plans to use the proceeds to invest in producing assets. It may be necessary to provide additional capital to expand the operations from the initial investment.

Impact of Trends on Capital Requirements

On March 10, 2025, American Lithium Minerals, Inc. (“AMLM” or the “Company”) extended until December 31, 2026 its Option Agreement to acquire the unpatented mining claims constituting the Sarcobatus Lithium / Boron Project. Absent the extension, the Option Agreement would have terminated on December 31, 2025. The AMLM Sarcobatus Playa lithium property is located at Scotty’s Junction in Nye County, Nevada, approximately 40 miles northwest of Beatty. It is about 20 miles southeast of the AMLM Stonewall Flat lithium property. AMLM’s Sarcobatus property is comprised of 79 unpatented placer mining claims and is approximately 1,580 acres. Sarcobatus adjoins Nevada Lithium’s “Bonnie Claire” lithium property as well as Loyal Lithium’s Scotty lithium project.

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Following an evaluation of all of AMLM’s properties, the Board was of the view that Sarcobatus was the most promising property. The Company’s intends to focus on Sarcobatus for the foreseeable future, and has returned its remaining properties to the project vendors or their affiliates.

Plan of Operations

American Lithium Minerals explores for lithium in Nevada. It intends to expand its exploration and acquisition for mineral properties worldwide. It is also developing the use of Real World Asset Tokens to provide capital for mining. Its current project is the Sarcobatus Lithium property comprised of 1,780 acres of mining claims in Central Nevada. American Lithium Minerals, Inc. was incorporated in the State of Nevada on March 10, 2005. Since its inception, the Company has acquired mineral rights to mining properties in North America and explored for minerals.

We anticipate that the capital we intend to raise in this offering will be sufficient to enable us to execute our business plan, including, but not limited to hiring a strong management team and key personnel; promoting sales by conducting more marketing; executing on the milestones described in this Offering Circular; and achieving growth by way of strategic partnerships.

It is the opinion of Company management that the proceeds from this proposed offering will satisfy the Company’s need for liquidity and cash requirements and put the Company in a position to grow its business in accordance with its business plan. Please refer to Use of Proceeds, Part II for the Company’s planned use of proceeds to be generated from this proposed offering.

Milestone 1: Month 1

Following the closing of this offering, the Company expects to focus on identifying and securing interests in additional lithium-bearing properties within the first month. This effort will include conducting preliminary due diligence, reviewing geologic and technical data, and entering into negotiations or option agreements for the acquisition of promising mineral exploration assets. The Company’s initial goal is to expand its portfolio of high-potential lithium properties to support future exploration and development activities, strengthen its resource base, and position the Company for long-term growth in the lithium supply chain. These acquisitions are expected to align with the Company’s strategic objective of establishing a diversified footprint across key regions with proven lithium potential. Through these targeted acquisitions, the Company intends to enhance shareholder value by building a scalable foundation for future exploration and operational advancements.

Milestone 2: Month 2 to Month 6

During months two through six following the closing of this offering, the Company intends to pursue additional debt financing of up to $25 million to support its ongoing expansion and development plans. This financing is expected to provide the capital necessary to advance property acquisition efforts, fund initial exploration programs, and strengthen the Company’s working capital position. Management anticipates engaging with financial institutions and strategic lenders to structure financing terms that align with the Company’s long-term growth and operational objectives. The proceeds from such debt financing are expected to complement the equity capital raised through this offering, enabling the Company to accelerate project development timelines and enhance its ability to respond to emerging opportunities in the lithium sector. By securing this financing, the Company aims to solidify its financial foundation and position itself for subsequent phases of exploration, evaluation, and potential resource development.

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Milestone 3: Month 7 to Month 12

During months seven through twelve following the closing of this offering, the Company aims to acquire or secure interests in income-generating properties to establish a stable cash flow base that supports ongoing operations and development initiatives. These properties may include mineral assets with existing production potential or other strategic holdings capable of generating near-term revenue. The Company expects to leverage both its equity capital and anticipated debt financing to complete these acquisitions, focusing on assets that complement its core lithium exploration and development strategy. By transitioning a portion of its portfolio toward revenue-producing assets, the Company seeks to strengthen its financial position, reduce reliance on external financing, and provide a sustainable foundation for future growth. Management believes that achieving this milestone will enhance overall shareholder value while demonstrating the Company’s ability to execute on its strategic plan and advance toward long-term profitability.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following tables list the current Directors, Officers and Significant Employees of the Company. Significant Employees that are not Officers or Directors are those employees whose decisions and activities are expected to have a material impact on the Company’s performance.

Executive Officers and Significant Employees

Name	Position	Age	Term of Office
Frank Kristan	CEO	67	10/23/2025 to present
Frank Kristan	CFO	67	10/23/2025 to present
Frank Kristan	COO	67	10/23/2025 to present

Directors

Name	Position	Age	Term of Office
Frank Kristan	Director	67	10/23/2025 to present

Frank Kristan: Sole Officer and Director

Family Relationship to Company: Control Person of Ludvik Holdings Inc

Background:

Frank Kristan, currently serves as President of Houston Natural Resources Corp. and is President of Ludvik Holdings, Inc. He brings over thirty years of experience in the financial services industry, business advisory, and corporate investment, with extensive expertise in both public and private equity and debt transactions. Mr. Kristan has led Ludvik Holdings, Inc. and its predecessor Ludvik Capital, Inc. since 2005, providing advisory and long-term investment capital to small and middle- market companies in the United States, focusing on growth, acquisitions, and recapitalizations across various industries.? Previously, Mr. Kristan was President and CEO of Patriot Advisors, Inc., where he led investment funds that managed assets in excess of $50 million and achieved an internal rate of return over 25% per annum from 1994–2004. He also led Kristan Associates, a financial consulting firm, and began his career at Affiliated Computer Systems advising on more than 50 merger and acquisition transactions within banking and financial services. Mr. Kristan holds a B.S. in Mathematics from the University of Western Australia. Throughout his career, Mr. Kristan has been involved in major transactions, including investments in Inktomi Corporation (later acquired by Yahoo), LibertyOne (a Merrill Lynch–led internet portfolio), and Omni Telecommunications Pty Ltd. (which developed software now implemented in over 10 million Tracfones).

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Legal Proceedings:

None

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers
For the Last Fiscal Year Prior to This Offering

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Frank Kristan	CEO	$0	$0	$0
Frank Kristan	CFO	$0	$0	$0
Frank Kristan	COO	$0	$0	$0

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Frank Kristan	Director	$0	$0	$0

The Company may choose to establish an equity compensation plan for its management and other employees in the future.

Total Compensation of Officers For the Last Fiscal Year Prior to This Offering : $0
Total Annual Compensation to Directors: $0
Total Number of Directors: 1

Future Compensation Plans for Officers and Directors

None

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of the date of this Offering and as adjusted to reflect the sale of shares of our Common Stock offered by this Offering Circular, by:

  Each of our Directors and named Executive Officers;
  All of our Directors and Executive Officers as a group;
  Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, and
  All other shareholders as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person s spouse. Percentage of beneficial ownership before the offering is based on 68,717,592 Common Shares outstanding on January 9, 2026.

Security Holder Name	Type and Class of Securities Held	Total Number of Securities Held Pre-Offering	Total Securities Included for Sale in This Offering	Total Securities Held Post-Offering If All Available Securities Are Sold	Total Value of Securities Included in Offering	Total Number of Securities Acquirable In Class
none	none	0	0	0	$0	0

(1) The address of those listed is American Lithium Minerals, Inc, 1007 South Street, Carson City, Nevada, 90701

(2) Unless otherwise indicated, all shares are owned directly by the beneficial owner.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On October 24, 2025, a change in control of American Lithium Minerals, Inc. (the “Company”) occurred as a result of a private transaction pursuant to a Stock and Note Purchase Agreement (“Agreement”) dated October 24, 2025, by and among Barbara McIntyre.

22

Related Party Transactions

A relatively small group of executives and directors own a large portion of the issued and outstanding shares of American Lithium Minerals, Inc. Consequently, these shareholders can control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

  Election of the Board of Directors,
  Removal of any Director(s),
  Removal of any Director(s),
  Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, a small group of executives and directors will have complete control over the Company’s management and affairs. Accordingly, their ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

SECURITIES BEING OFFERED

The Company is offering the following securities:

  80,000,000 Units, including 1 Share of Common Stock with $0.001 par value and a Warrant to purchase 1.5 shares of Common Stock (the “Warrants”) exercisable at $0.10 per share until expiration at 12/31/2028.
  120,000,000 shares of Common Stock to be made available upon exercise of the Warrants Included in the Units within this Offering

The following is a summary of the rights of our capital stock in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Description of Securities

The following table summarizes the rights and restrictions applicable to participants in this offering.

Dividend Rights	NA
Voting Rights	Each shareholder shall be entitled to one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy.
Liquidation Rights	NA
Preemptive Rights	NA
Conversion Rights	NA
Redemption Provisions	NA
Sinking Fund Provisions	NA
Liability to Future Calls or Assessment by the Company	NA
Restrictions on Transferability Post-Offering	NA
Other Special Restrictions on Securities Offered	NA
Any provision discriminating against any existing or prospective holder of such securities as a result of such securityholder owning a substantial amount of securities.	NA
Cumulative Voting Requirements.	NA
Potential for Investor Rights to be Modified Outside of a Majority Vote	NA

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Potential liabilities imposed on Security holders

Please see Section II Item 3 Risk Factors for potential liabilities imposed on Security holders.

NA.

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INDEX TO FINANCIAL STATEMENTS

AMERICAN LITHIUM MINERALS, INC.
September 30, 2025

F-1

AMERICAN LITHIUM MINERALS, INC. BALANCE SHEETS (Unaudited)

	September 30,	September 30,
	2025	2024

ASSETS
CURRENT ASSETS
Cash	$(10)	$1,682
Total Current Assets	(10)	1,682

Land	—	64,961
Mineral rights	—	16,400
Mining claims	2,829,143	2,829,143

TOTAL ASSETS	$2,829,133	$2,912,186

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities
Accounts payable	$—	$—
Prepaid reimbursement of cost by JV Partner	1,600	1,600
Total Current Liabilities	1,600	1,600

Long-Term Liabilities
Land loan payable	—	32,700
Due to affiliate - Middle Verde Development Co., LLC, including accrued interest of $173,191 and $117,798, respectively	666,167	568,902
Minority interest	—	75,000
Total Long-Term Liabilities	666,167	676,602

Total Liabilities	667,767	678,202

STOCKHOLDERS’ EQUITY
Series L Preferred stock, $0.001 par value; 2,000 shares authorized, 2,000 and 2,000 shares issued and outstanding as of September 30, 2025 and September 30, 2024, respectively	2	2
Common stock, par value $0.001, 74,998,000 shares authorized, 68,717,592 and 68,717,592 shares issued and outstanding at September 30, 2025 and September 30, 2024, respectively	68,718	68,718
Additional paid-in capital	16,764,788	16,764,788
Accumulated deficit	(14,672,142)	(14,599,525)
Total Stockholders’ Equity	2,161,366	2,233,983

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,829,133	2,912,186

The accompanying notes are an integral part of these unaudited financial statements.

F-2

AMERICAN LITHIUM MINERALS, INC. STATEMENT OF OPERATIONS (Unaudited)

	For the years ended September 30,
	2025	2024

Land payments	$—	$11,800
Non-refundable deposit	—	—
Other Income	—	75,000
Total Revenue	—	86,800

Expenses
General and administrative expenses	26,058	35,234
Exploration expense	1,415	13,606
Land Payments	15,324	54,939
Total Operating Expenses	42,797	103,778

Total income (loss) from operations	(42,797)	(16,978)

Other (Income) Expenses:
Gain on settlement of project obligations	26,339	—
Interest expense	56,159	46,827
Net Income (Loss) before Taxes	$(72,617)	$(63,805)
Income tax	—	—
Net Income (loss)	$(72,617)	$(63,805)
Per Share Amounts
Net Loss
Basic and diluted earnings per share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	68,717,592	68,717,592

The accompanying notes are an integral part of these unaudited financial statements.

F-3

AMERICAN LITHIUM MINERALS, INC. Statement of Stockholders’ Equity For the twelve months ended September 30, 2025 and 2024 (Unaudited)

					Additional Paid-in		Total Stockholders'
	Common Stock		Series L Preferred Stock			Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
For the year ended September 30, 2024
Balance at September 30, 2023	68,717,592	68,718	2,000	2	16,764,788	(14,535,719)	2,297,789
Net loss for the year ended September 30, 2024	—	—	—	—	—	(63,805)	(63,805)
Balance at September 30, 2024	68,717,592	68,718	2,000	2	16,764,788	(14,599,525)	2,233,983

For the year ended September 30, 2024
Balance at September 30, 2024	68,717,592	68,718	2,000	2	16,764,788	(14,599,525)	2,233,983
Net loss for the year ended September 30, 2025	—	—	—	—	—	(72,617)	(72,617)
Balance at September 30, 2025	68,717,592	68,718	2,000	2	16,764,788	(14,672,142)	2,161,366

The accompanying notes are an integral part of these unaudited financial statements.
F-4

AMERICAN LITHIUM MINERALS, INC. STATEMENT OF CASH FLOWS (Unaudited)

	For the years ended September 30,
	2025	2024

Cash Flow from Operating Activities
Net income (loss) for the year	$(72,617)	$(63,805)

Adjustments to reconcile net loss to net cash used in operating activities:
Increase (Decrease) in operating assets and liabilities:
Non-cash gain on settlement of liabilities	(26,339)	—
Increase (Decrease) in minority interest	—	(75,000)
Increase (Decrease) in accrued interest	56,159	46,827
(Increase) Decrease in prepared reimbursement of cost by JV Partner	—	1,600
Net Cash Used in Operating Activities	(42,797)	(90,378)

Cash Flows from Financing Activities
Proceeds from related parties	41,105	86,519
Net Cash Provided by Financing Activities	41,105	86,519

Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,692)	(3,859)
Cash, cash equivalents, and restricted cash at beginning of period	1,682	5,541
Cash, cash equivalents, and restricted cash at end of period	$(10)	$1,682

Supplemental Disclosure of Interest and Income Taxes Paid:
Interest paid	$—	$—
Income taxes paid	$—	$—

Supplemental Disclosure for Non-Cash Investing and Financing Activities:
Return of land to vendor	$64,961	$—
Return of mineral rights to vendor	$16,400	$—
Gain on settlement of project obligations	$26,339	$—

The accompanying notes are an integral part of these unaudited financial statements.
F-5

AMERICAN LITHIUM MINERALS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2025
(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

American Lithium Minerals, Inc. (the “Company”) was incorporated in the State of Nevada on March 10, 2005. Since its inception, the Company has acquired mineral rights to mining properties in North America and explored for minerals. The Company’s activities since 2009 have focused on lithium exploration in Central Nevada, where its Sarcobatus lithium exploration project is located. In addition, the Company has acquired and divested cobalt, nickel, and graphite prospects in Central Nevada and rare earth elements (REE) projects in Kingman, Arizona and Southeast Illinois.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GMP"). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company's significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to an estimated useful lives of computer equipment; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

F-6

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company's long-lived assets, which include computer equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset's expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company's overall strategy with respect to the manner or use of the acquired assets or changes in the Company's overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company's stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-7

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company's financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company's business, financial position, and results of operations or cash flows.

Revenue recognition

The Company follows paragraph 605-1O-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Tax Provisions

The Company follows Section 740-10-30 of the FASS Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25") with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

F-8

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASS Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method ("Indirect method") as defined by paragraph 230-10-45- 25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASS Accounting Standards Codification.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at September 30, 2025, of $14,672,142. This factor, among others, raises substantial doubt about the Company's ability to continue as a going concern.

While the Company is attempting to expand operations and generate revenues, the Company's cash position may not be significant enough to support the Company's daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-9

NOTE 4 - STOCKHOLDERS' EQUITY

Shares authorized

As of September 30, 2025, the Company was authorized to issue 74,998,000 shares of common stock with a par value of $0.001 per share.

As of September 30, 2025, there were 68,717,592 shares of common stock issued and outstanding.

As of September 30, 2025, the Company was authorized to issue 2,000 shares of preferred stock with a par value of $0.001 per share.

As of September 30, 2025, there were 2,000 shares of Series L preferred stock issued and outstanding.

Shares Issued

During the quarter ended September 30, 2025, no shares of capital stock were issued.

NOTE 5 – LAND

On March 30, 2022, the Company acquired 55 acres of land located in Imlay, Pershing County, Nevada, from an unrelated seller through a nominee. The land is zoned industrial and fronts Interstate Highway I-80 as well as the Union Pacific Railroad. The cost was $49,050, which was funded by seller financing of $32,700 and by a related party in the amount of $16,350. This land was returned to the project vendor in March 2025.

On September 30, 2022, the Company acquired 20 acres of land located in Imlay, Pershing County, Nevada. The land is zoned industrial. The cost was $15,911, which a related party funded. This land was returned to the project vendor in March 2025. This land had been fully expensed in prior periods; therefore, no gain or loss was recognized upon disposition. The balance sheet was adjusted in the current period to remove the carrying value of the assets, with a corresponding entry to accumulated deficit. As a result of the return, the related land loan payable of $32,700 was extinguished, contributing to a non-cash gain on settlement of project obligations of $26,339, as disclosed in the Statement of Operations.

NOTE 6 – MINERAL RIGHTS

On July 22, 2022, the Company acquired 20 parcels of Illinois mineral rights at $820 per parcel. The cost was $16,400, which a related party funded. These mineral rights were returned to the project vendor in March, 2025. These mineral rights had been fully expensed in prior periods; therefore, no gain or loss was recognized in the current period. The Company adjusted the balance sheet to remove the mineral rights with a corresponding reduction to accumulated deficit. The return of these rights contributed to the recognition of a non-cash gain on settlement of project obligations, as discussed in Note 5.

NOTE 7 – EARN-IN AGREEMENTS

On November 23, 2020, the Company entered into an Earn-In Agreement with a subsidiary of Altair International Corp. concerning the company’s Stonewall Flat lithium property located south of Goldfield, Nevada. Under the Agreement, Altair is paying $75,000 cash for a 10% interest in the Stonewall Flat Project, and can earn up to an additional 50% of the project (for a total of 60%) by spending $1.3 million on exploration during a three-year period. The agreement also includes the Company’s Kingman REE Project located in Arizona. During the year ended September 30, 2021, $75,000 was received by the Company under the Altair Agreement and it has been recorded as minority interest. During the year ended September 30, 2023 and quarter ended June 30, 2024, the Company received $10,890 and $780, respectively in reimbursement of land expenses in connection with the Stonewall Flat and Kingman REE Projects. On July 11, 2024, the Earn-In Agreement with Altair International was terminated, and as a result, the previously recorded minority interest of $75,000 was reversed and recognized as other income during the quarter ended September 30, 2024.

F-10

On March 15, 2022, the Company entered into an Earn-In Agreement with USA Lithium Holdings Corporation (“LH”), a subsidiary of Premier Development & Investment, Inc., under which LH must make total payments of $75,000 to obtain a 10% undivided interest in 27 unpatented placer mining claims and 24 unpatented lode mining claims comprised of approximately 1,020 acres near Tonopah, Nevada, commonly known as the Silverpeak Lithium Project. The $75,000 is payable $30,000 within 18 days after signing and $45,000 within 45 days after signing. LH has the option to increase its ownership interest by an additional 50% by a total payment of $1,300,000 for exploration and development costs over a three-year period. This transaction was not recognized for financial reporting purposes in the fiscal year ended September 30, 2022 or subsequent, as $50,000 of the initial payments have not yet been made. The earn-in agreement was amended during the quarter ended June 30, 2023 to extend the term by 15 months, as LH was unable to timely begin exploration due to the serious illness and subsequent death of its president. The Company’s rights and obligations under this joint venture were assigned to the project vendor in March 2025.

On March 17, 2022, the Company entered a Letter of Intent with China Dongsheng International, Inc. (“CDSG”), under which CDSG must make total payments of $75,000 to obtain a 10% undivided interest in 24 unpatented lode mining claims comprised of approximately 460 acres near Tonopah, Nevada, commonly known as the West End Lithium Project. The $75,000 is payable $25,000 within 14 days, $25,000 within 90 days after signing and $25,000 within 180 days after signing. CDSG has the option to increase its ownership interest by an additional 50% by a total payment of $1,000,000 for exploration and development costs over a three-year period. As of March 31, 2023, CDSG had made the full payment of $75,000, thereby acquiring a 10% undivided interest in the 24 unpatented lode mining claims. The Company’s rights and obligations under this joint venture were assigned to the project vendor in March 2025.

NOTE 8 – SUBSEQUENT EVENTS

Management has reviewed events through October 23, 2025 and is of the view that there are no material subsequent events.

F-11

PART III - EXHIBITS

Exhibit No.	Description
EX1A-2A	Articles of Incorporation
EX1A-2B	Corporate Bylaws
EX1A-4A	Form of Subscription Agreement
EX1A-4B	Form of Warrant Agreement
EX1A-99A	Other Events
EX1A-99B	Other Events
EX1A-99C	Board Resolution
EX1A-99D	Company Overview Presentation

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Carson City, Nevada, on January 20, 2026.

American Lithium Minerals, Inc.

By:	/s/ Frank Kristan
Name: Frank Kristan
Title: President of American Lithium Minerals, Inc.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Frank Kristan
Name:	Name: Frank Kristan
Title:	Secretary of American Lithium Minerals, Inc

January 20, 2026

By:	/s/ Frank Kristan
Name:	Name: Frank Kristan
Title:	CFO of American Lithium Minerals, Inc.

January 20, 2026

By:	/s/ Frank Kristan
Name:	Name: Frank Kristan
Title:	Director of American Lithium Minerals, Inc.

January 20, 2026

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